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                                                                    EXHIBIT 23.4


           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

     We hereby consent to the filing of this Consent as an exhibit to the Registration Statement on Form S-4 of Aviva Petroleum Inc. to be filed with the Securities and Exchange Commission on or about August 20, 1998. We also consent to the use of our name therein and the inclusion of or reference to our reports effective January 1, 1996; January 1, 1997; and January 1, 1998, and the information contained therein in "Business and Properties of Aviva -- Properties -- Reserves and Future Net Cash Flows" in the Registration Statement, and to the reference to our firm under the heading "Experts" in the prospectus.


                              NETHERLAND, SEWELL & ASSOCIATES, INC.



                              By:  /s/  Frederic D. Sewell
                                 -------------------------
                                    Frederic D. Sewell
                                    President

Dallas, Texas
August 19, 1998